UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)
DELAWARE	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020 the majority shareholders of OBITX, Inc., elected to appoint Robert Adams to the Board of Directors. Mr. Adams is an independent member and shall serve on the audit committee and compensation committee.

Mr. Adams has worked extensively in the blockchain markets. Prior to accepting his position to the board of directors, and working in the blockchain industry, he was the IT Director for Blue Cross/Blue Shield of Florida, where he utilized his extensive knowledge in a wide array of operating systems, programming languages, security concepts and technologies, to ensure privacy protocols were adhered to and data was secure and met federal guidelines. His experience with managing $100 million annual department budgets and a staff more than 45,000 people, will be instrumental in our startup growth and development.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1.	Press release.
99.2.	Consent in LIEU of special meeting of the Board of directors of OBITX, INC.
99.3.	Charter for Audit Committee
99.4.	Charter of the compensation committee of the Board of directors of OBITX, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: May 13, 2020

By: /s/ Michael Hawkins

Michael Hawkins,

Chief Executive Officer

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